UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 7/02/2007

API NANOTRONICS CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 000-29429

DE	510388133
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

505 University Avenue, Suite 1400, Toronto, Ontario, Canada	M5G 1X3
(Address of principal executive offices)	(zip code)

(416) 593-6543

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.02(e)

On July 02, 2007, the Compensation Committee of the board of directors of API Nanotronics Corp. (the “Company”) acted to reprice certain options that it had previously granted to certain employees, directors and consultants of the Company. The options, all of which had been previously issued pursuant to the API Nanotronics Corp. 2006 Equity Incentive Plan (the “Plan”), were repriced to be the average of the closing bid and ask price on the date of the action by the Compensation Committee. The new option exercise price was $1.345 per share. The other terms of the options, including the vesting schedules, remained unchanged as a result of the repricing.

The repriced options had originally been issued with $1.60 to $2.06 per share option exercise prices, which prices reflected the then current market prices of the Company’s stock on the dates of original grant. As a result of the recent sharp reduction in the Corporation’s stock price, the Compensation Committee believed that such options no longer would properly incentivize the Corporation’s employees, officers and consultants who held such options to work in the best interests of the Corporation and its stockholders. Moreover, the Compensation Committee believed that if these options were repriced, that such options would provide better incentives to such employees, officers and directors.

The persons receiving the repriced options included the 16 employees of the Corporation that had received incentive stock options in December, 2006 which employees included Thomas W. Mills, Sr., the Corporation’s president and a director, and Claudio Mannarino, the Corporation’s Chief Financial Officer and a vice president.

Jonathan Pollack and Arthur Cape, who had recently been elected directors of the Corporation and received their options in connection with such election, had their options repriced.

Also, receiving repriced options were Martin Moskovits, the Corporation’s Chief Technology Officer and formerly a consultant to the Corporation, and Steven Bulwa, a consultant to the Corporation. Mr. Moskovits and Mr. Bulwa had received options for 700,000 and 100,000 shares, respectively, in exchange for options originally issued in June, 2006 by API Electronics Corp. Group (“API”). These options became options on the Corporation’s common stock on November 6, 2006 as a result of the Plan of Arrangement the Corporation had engaged in with API. Mr. Moskovits’ options for 300,000 shares that had been granted him on November 28, 2006 in connection with his retention as a consultant were also repriced.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2007	API NANOTRONICS CORP.

	By:	/s/ Phillip DeZwirek
Phillip DeZwirek
Chief Executive Officer

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